Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Plan Administrator of the
Cincinnati Bell Retirement Savings Plan

We consent to the incorporation by reference in Registration Statement No. 333-38763 of Cincinnati Bell Inc. on Form S-8 of our report dated June 25, 2014 appearing in this Annual Report on Form 11-K of Cincinnati Bell Retirement Savings Plan for the year ended December 30, 2013.

/s/ Barnes, Dennig & Co., LTD
Cincinnati, Ohio
June 25, 2014